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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. 333-74862) pertaining to the Cross Country, Inc. Amended and Restated 1999 Stock Option Plan and the Cross Country, Inc. Amended and Restated Equity Participation Plan of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of Cross Country, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ ERNST & YOUNG LLP

West Palm Beach, FL
March 26, 2003

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  Exhibit 23.1
Consent of Independent Certified Public Accountants